EXHIBIT 23









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001 relating to the financial statements, which appears in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 19, 2001 relating to the financial statements of Ford Capital BV and Subsidiaries, which appears in such Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
May 30, 2001